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                                                                     EXHIBIT 6.4


                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT IS MADE AS OF THE 1ST DAY OF MAY, 2001 (THE "EFFECTIVE DATE"), BETWEEN SOLUTIONNET INTERNATIONAL, INC., A MINNESOTA CORPORATION, THE ADDRESS OF WHICH IS 1594 CENTRE POINTE DRIVE, MILPITAS, CA 95035
("CORPORATION"), AND SURESH VENKATACHARI WHOSE ADDRESS IS NO. 1 SHENTON WAY, NUMBER 22-06/09, SINGAPORE 068803 ("EMPLOYEE").


                                R E C I T A L S:

         CORPORATION IS ENGAGED IN THE BUSINESS OF DEVELOPING AND MARKETING PROPRIETARY MULTI-APPLICATION INTERNET INFORMATION TECHNOLOGY SOLUTIONS. EMPLOYEE IS CURRENTLY SERVING AS CHAIRMAN OF THE BOARD, PRESIDENT, CHIEF EXECUTIVE OFFICER, TREASURER AND SECRETARY OF CORPORATION AND ITS SUBSIDIARIES.

         CORPORATION AND EMPLOYEE ARE MUTUALLY DESIROUS OF EXTENDING EMPLOYEE'S TENURE FOR A 2 YEAR PERIOD EFFECTIVE MAY 1, 2001.

         THE PARTIES ARE DESIROUS OF ENTERING INTO A CONTRACT OF EMPLOYMENT ON THE TERMS AND CONDITIONS SET FORTH BELOW.

         THEREFORE, THE PARTIES AGREE AS FOLLOWS:

         1. ENGAGEMENT OF EMPLOYEE. CORPORATION HEREBY EMPLOYS EMPLOYEE FOR THE TERM OF THIS AGREEMENT AS SET FORTH IN PARAGRAPH 4 AND, DURING THE TERM OF THIS AGREEMENT, EMPLOYEE AGREES TO PROVIDE THE FOLLOWING SERVICES TO CORPORATION ON THE TERMS CONTAINED IN THIS AGREEMENT: EMPLOYEE SHALL HOLD THE TITLE OF CHAIRMAN OF THE BOARD, PRESIDENT, CHIEF EXECUTIVE OFFICER, TREASURER AND SECRETARY AND SHALL BE RESPONSIBLE FOR PROVIDING THE SERVICES CUSTOMARILY REQUIRED OF A CHAIRMAN OF THE BOARD, PRESIDENT, CHIEF EXECUTIVE OFFICER, TREASURER AND SECRETARY, INCLUDING, BUT NOT LIMITED TO, DIRECTION OF BOTH CORPORATION'S DAY-TO-DAY OPERATIONS, FINANCIAL MATTERS AND ITS SALES AND MARKETING ACTIVITIES. EMPLOYEE SHALL DEVOTE HIS FULL TIME AND ATTENTION TO DISCHARGING THE DUTIES OF HIS POSITIONS AND SHALL REPORT TO CORPORATION'S BOARD OF DIRECTORS. FOR THE PURPOSES HEREOF, ALL REFERENCES TO THE TERM "CORPORATION" ARE UNDERSTOOD TO ENCOMPASS SOLUTIONNET INTERNATIONAL, INC., A MINNESOTA CORPORATION AND ITS VARIOUS SUBSIDIARIES; PROVIDED THAT IT IS UNDERSTOOD AND AGREED THAT EMPLOYEE WILL BE ON THE PAYROLL OF SOLUTIONNET (ASIA PACIFIC) PTE LTD SINGAPORE.


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2.       BASE COMPENSATION.

         A. BASE SALARY. DURING THE PERIOD OF MAY 1, 2001 TO APRIL 30, 2002, CORPORATION SHALL PAY TO EMPLOYEE A BASE SALARY OF ONE HUNDRED THOUSAND ($100,000) DOLLARS (U.S.). DURING THE PERIOD OF MAY 1, 2002 TO APRIL 30, 2003, CORPORATION SHALL PAY TO EMPLOYEE A BASE SALARY OF ONE HUNDRED FIFTY THOUSAND ($150,000) DOLLARS (U.S.). SUCH BASE SALARY SHALL BE PAID IN EQUAL BI-WEEKLY INSTALLMENTS (LESS APPROPRIATE AND NECESSARY WITHHOLDINGS FOR EMPLOYMENT TAXES), COMMENCING ON CORPORATION'S NEXT REGULAR PAY DAY AND CONTINUING ON THE SAME DAY OF EVERY OTHER WEEK THEREAFTER DURING THE TERMS OF THIS AGREEMENT.

         B. BONUS. PREDICATED ON CORPORATION'S PERFORMANCE, EMPLOYEE SHALL BE ENTITLED TO AN ANNUAL BONUS OF A MINIMUM OF 50% OF THE BASE SALARY SET FORTH IN SECTION 2(A) ABOVE. THE AMOUNT OF THE BONUS SHALL BE DETERMINED BY CORPORATION'S BOARD OF DIRECTORS.

         C. BENEFITS. EMPLOYEE SHALL HAVE THE RIGHT TO RECEIVE OR PARTICIPATE IN ANY FRINGE BENEFITS, INCLUDING, BUT NOT LIMITED TO, PERSONAL DAYS, GROUP TERM LIFE INSURANCE PROGRAMS, DISABILITY INSURANCE PROGRAMS, MEDICAL EXPENSE REIMBURSEMENT PLANS, FLEXIBLE BENEFIT PLANS, SO-CALLED QUALIFIED "PENSION OR PROFIT SHARING PLANS," AND OTHER REASONABLE AND CUSTOMARY FRINGE BENEFITS WHICH MAY FROM TIME-TO-TIME BE MADE AVAILABLE BY CORPORATION'S BOARD OF DIRECTORS (AND FURTHER SUBJECT TO ANY APPLICABLE ELIGIBILITY REQUIREMENTS OF EACH SUCH PROGRAM). FURTHER, EMPLOYEE SHALL BE ENTITLED TO AN AUTOMOBILE ALLOWANCE AND OTHER SIMILAR BENEFITS AS DETERMINED BY CORPORATION'S BOARD OF DIRECTORS.

         3. STOCK OPTION. EMPLOYEE SHALL BE ELIGIBLE TO PARTICIPATE IN CORPORATION'S VARIOUS STOCK OPTION PLANS AS SAME MAY BE IN PLACE FROM TIME TO TIME, AS DETERMINED BY CORPORATION'S BOARD OF DIRECTORS.

         4. TERM AND SEVERANCE. THE TERM OF THIS AGREEMENT SHALL BE FOR TWO (2) YEARS FROM AND AFTER THE EFFECTIVE DATE.

         IN THE EVENT THAT EMPLOYEE IS TERMINATED DURING THE TERM OF THIS AGREEMENT WITH OR WITHOUT CAUSE OR IN THE EVENT THAT HE RESIGNS BECAUSE OF A MATERIAL CHANGE IN THE SCOPE OF HIS DUTIES OR BECAUSE OF A CHANGE IN CONTROL OF CORPORATION THEN, AND IN THAT EVENT, EMPLOYEE SHALL BE ENTITLED TO


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RECEIVE SEVERANCE PAY IN AN AMOUNT EQUAL TO HIS BASE SALARY PLUS HIS ACTUAL
BONUS FOR THE PRECEDING YEAR OR AN IMPUTED BONUS OF 50% OF BASE SALARY IF HE IS DISCHARGED OR SUFFERS A MATERIAL CHANGE IN DUTY PRIOR TO A BONUS BEING ESTABLISHED FOR THE PRIOR YEAR. SUCH SEVERANCE PAY SHALL BE PAID FOR THE UNEXPIRED TERM OF THIS AGREEMENT OR 12 MONTHS, WHICHEVER IS GREATER.

         WHEREVER USED IN THIS AGREEMENT, THE TERM "CHANGE IN CONTROL: SHALL HAVE THE MEANING ASCRIBED TO IT IN SECTION 1.7 OF CORPORATION'S 2001 EQUITY PARTICIPATION PLAN (THE "PLAN"), WHICH PLAN IS HEREBY INCORPORATED HEREIN BY REFERENCE FOR THIS PURPOSE.

         5. CONFIDENTIALITY. DURING THE TERM OF THIS AGREEMENT EMPLOYEE SHALL KEEP SECRET AND INVIOLATE AND SHALL NOT DIVULGE, COMMUNICATE, USE TO THE DETRIMENT OF CORPORATION OR FOR THE BENEFIT OF ANY OTHER PERSON OR PERSONS OR MISUSE IN ANY WAY ANY KNOWLEDGE OR INFORMATION OF A CONFIDENTIAL NATURE, INCLUDING, WITHOUT LIMITATION, ALL TRADE SECRETS, INFORMATION, COMPUTER PROGRAMS, TECHNICAL DATA, CUSTOMER LISTS AND UNPUBLISHED MATTERS RELATING TO THE BUSINESS, ASSETS, ACCOUNTS, BOOKS, RECORDS, CUSTOMERS AND CONTRACTS OF CORPORATION WHICH HE MAY OR HEREAFTER COME TO KNOW AS A RESULT OF HIS ASSOCIATION WITH AND WHICH IS UNIQUE TO CORPORATION ("CONFIDENTIAL INFORMATION"). INFORMATION SHALL NOT BE CONSIDERED CONFIDENTIAL INFORMATION IF:
(I) THE INFORMATION IS KNOWN BY OR SUBSEQUENTLY BECOMES GENERALLY AVAILABLE TO THE PUBLIC THROUGH NO FAULT OR BREACH ON THE PART OF EMPLOYEE; (II) THE INFORMATION IS INDEPENDENTLY DEVELOPED BY EMPLOYEE WITHOUT THE USE OF ANY CONFIDENTIAL INFORMATION; OR (III) THE EMPLOYEE RIGHTFULLY OBTAINS THE INFORMATION AFTER THE TERM OF THIS AGREEMENT FROM A THIRD PARTY THAT HAS THE RIGHT TO DISCLOSE IT. EMPLOYEE MAY DISCLOSE CONFIDENTIAL INFORMATION IF REQUIRED BY ANY JUDICIAL OR GOVERNMENTAL REQUEST, REQUIREMENT OR ORDER; PROVIDED THAT EMPLOYEE WILL TAKE REASONABLE STEPS TO GIVE CORPORATION SUFFICIENT PRIOR NOTICE IN ORDER TO CONTEST SUCH REQUEST, REQUIREMENT OR ORDER.

         EMPLOYEE HAS HAD KNOWLEDGE OF THE AFFAIRS, TRADE SECRETS, CUSTOMERS, POTENTIAL CUSTOMERS AND OTHER PROPRIETARY INFORMATION OF CORPORATION, AND EMPLOYEE ACKNOWLEDGES AND AGREES THAT COMPLIANCE WITH THE COVENANTS SET FORTH IN THIS PARAGRAPH 5 IS NECESSARY FOR THE PROTECTION OF THE BUSINESS, GOODWILL AND OTHER PROPRIETARY INTERESTS OF CORPORATION AND THAT ANY VIOLATION OF THIS AGREEMENT WILL CAUSE SEVERE AND IRREPARABLE INJURY TO THE BUSINESS, GOODWILL AND PROPRIETARY INTERESTS OF CORPORATION, WHICH INJURY IS NOT COMPENSABLE BY MONEY DAMAGES. ACCORDINGLY, IN THE EVENT OF A BREACH (OR THREATENED OR ATTEMPTED BREACH) OF THIS PARAGRAPH 5, CORPORATION AND ANY SUCCESSOR SHALL, IN ADDITION TO ANY OTHER RIGHTS AND REMEDIES, BE ENTITLED TO IMMEDIATE APPROPRIATE INJUNCTIVE RELIEF OR A DECREE OF SPECIFIC PERFORMANCE, WITHOUT THE NECESSITY OF SHOWING ANY IRREPARABLE INJURY OR SPECIAL DAMAGES.


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         IF, ANY JUDICIAL PROCEEDING, A COURT SHALL REFUSE TO ENFORCE ANY OF THE
COVENANTS INCLUDED HEREIN, THEN SAID UNENFORCEABLE COVENANT(S) SHALL BE DEEMED ELIMINATED FROM THESE PROVISIONS FOR THE PURPOSE OF THOSE PROCEEDINGS TO THE EXTENT NECESSARY TO PERMIT THE REMAINING SEPARATE COVENANTS TO BE ENFORCED. IT
IS THE INTENT AND AGREEMENT OF CORPORATION AND EMPLOYEE THAT THESE COVENANTS BE GIVEN THE MAXIMUM FORCE, EFFECT AND APPLICATION PERMISSIBLE UNDER LAW.

         THE PROVISIONS OF THIS PARAGRAPH 5 SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT.

         6. MISCELLANEOUS. EMPLOYEE SHALL NOT ASSIGN HIS RIGHTS AND OBLIGATIONS HEREUNDER. CORPORATION MAY ASSIGN ITS RIGHTS AND OBLIGATIONS HEREUNDER WITH THE CONSENT OF EMPLOYEE WHICH CONSENT SHALL NOT BE UNREASONABLY WITHHELD. SUBJECT TO THE FOREGOING, ALL OF THE TERMS AND CONDITIONS OF THIS AGREEMENT SHALL BE BINDING UPON AND SHALL INURE TO THE BENEFIT OF THE HEIRS, SUCCESSORS, ADMINISTRATORS, LEGAL REPRESENTATIVES AND ASSIGNS, AS THE CASE MAY BE, OF THE PARTIES HERETO.

         7. PARTIAL INVALIDITY. IF ANY PROVISION OF THIS AGREEMENT IS HELD BY A COURT OF COMPETENT JURISDICTION TO BE INVALID, VOID OR UNENFORCEABLE IN ANY MANNER, THE REMAINING PROVISIONS OF THIS AGREEMENT SHALL NONETHELESS CONTINUE IN FULL FORCE AND EFFECT WITHOUT BEING IMPAIRED OR INVALIDATED IN ANY WAY. IN ADDITION, IF ANY PROVISION OF THIS AGREEMENT MAY BE MODIFIED BY A COURT OF COMPETENT JURISDICTION SUCH THAT IT MAY BE ENFORCED, THEN THAT PROVISION SHALL BE SO MODIFIED AND AS MODIFIED SHALL BE FULLY ENFORCED.

         8. ENTIRE AGREEMENT. THIS AGREEMENT CONTAINS THE ENTIRE UNDERSTANDING OF THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER CONTAINED HEREIN, SUPERSEDES ALL PRIOR AND CONTEMPORANEOUS AGREEMENTS, UNDERSTANDINGS AND NEGOTIATIONS, AND ANY AND ALL EMPLOYMENT AGREEMENT(S) BETWEEN CORPORATION AND EMPLOYEE DATED PRIOR TO THE DATE HEREOF; AND NO EVIDENCE OF PRIOR OR CONTEMPORANEOUS AGREEMENTS, UNDERSTANDINGS AND NEGOTIATIONS SHALL GOVERN OR BE USED TO CONSTRUE OR MODIFY THIS AGREEMENT. EXCEPT AS PROVIDED IN THIS AGREEMENT, NO MODIFICATION OR ALTERATION HEREOF SHALL BE DEEMED EFFECTIVE UNLESS IN WRITING AND SIGNED BY THE PARTIES HERETO. NEITHER OF THIS AGREEMENT NOR ANY OF ITS PROVISIONS MAY BE CHANGED, WAIVED, OR DISCHARGED ORALLY, BUT ONLY BY AN INSTRUMENT DULY SIGNED BY THE PARTY AGAINST WHICH ENFORCEMENT OF THE CHANGE, WAIVER, OR DISCHARGE IS SOUGHT.

         9. NOTICES. ALL NOTICES, DEMANDS, AND REQUESTS REQUIRED OR PERMITTED TO BE GIVEN UNDER THE PROVISIONS OF THIS AGREEMENT SHALL BE IN WRITING AND SHALL BE DEEMED GIVEN (A) WHEN PERSONALLY DELIVERED O SENT BY FACSIMILE TRANSMISSION TO THE PARTY TO BE GIVEN THE NOTICE OR OTHER COMMUNICATION OR (B) ON THE BUSINESS DAY FOLLOWING THE DAY SUCH NOTICE OR


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OTHER COMMUNICATION IS SENT BY OVERNIGHT COURIER TO THE ADDRESSES SET FORTH
ABOVE OR AT SUCH OTHER ADDRESS AS EITHER PARTY MAY DESIGNATE FROM TIME TO TIME BY APPROPRIATE NOTICE TO THE OTHER.

         10. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN.

         11. HEADINGS. THE HEADINGS IN THIS AGREEMENT ARE FOR REFERENCE ONLY AND SHALL NOT LIMIT OR OTHERWISE AFFECT ANY OF THE TERMS OR PROVISIONS HEREOF.

         12. COUNTERPARTS. THIS AGREEMENT MAY BE EXECUTED IN TWO (2) OR MORE COUNTERPARTS, EACH OF WHICH SHALL BE CONSIDERED AN ORIGINAL, BUT ALL OF WHICH TOGETHER SHALL CONSTITUTE ONE AND THE SAME INSTRUMENT.

         THIS AGREEMENT WAS EXECUTED AS OF DATE AND YEAR FIRST SET FORTH ABOVE.


                                            "CORPORATION"

                                            SOLUTIONNET INTERNATIONAL, INC., A
                                            MINNESOTA CORPORATION





                                            BY:  /S/ SAMPATH SESHADRI
                                            -----------------------------------
                                                     SAMPATH SESHADRI


                                            ITS: VICE PRESIDENT



                                            "EMPLOYEE"



                                              /S/ SURESH VENKATACHARI
                                            -----------------------------------
                                                  SURESH VENKATACHARI